UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2004

AstroPower, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

231 Lake Drive, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 366-0400

Item 3. Bankruptcy or Receivership

On February 1, 2004, Registrant filed a voluntary petition for relief under Chapter 11 of Title 11, of the United States Code in the District of Delaware. Chief Bankruptcy Judge Mary F. Walrath of the United States Bankruptcy Court for the District of Delaware was assigned to preside over the case on February 2, which is administered as Case No. 04-10322. While jurisdiction over substantially all of the assets and business of the Registrant was assumed by the Bankruptcy Court, Registrant remains a debtor in possession under the Bankruptcy Code. Carl H. Young III remains the Interim CEO, Eric I. Glassman remains the Interim CFO, and the incumbent directors also remain.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AstroPower, Inc.
(Registrant)

Date: February 4, 2004	By:	/s/ Carl H. Young III
Carl H. Young III
Interim Chief Executive Officer